Exhibit 3.1

ROSS MILLER Seci etui)' ofsicite Job Number: Reference Number: Expedite: Through Date: STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Certified Copy August 6, 2014 C20l40806 - 0662 SCOTT W. ANDERSON Depaty Seci’et‹ii; for Coimuercial Ilecordings The undersigned filing officer hereby cei tifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Coiiiirercial Recordings Division listed on the attached report . Document Number(s) Description 20140567809 - 82 Articles of lncorpoi ation Certified By: Stephen Loff Certificate Number: C20140806 - 0662 You may verify this certificate online at http://www.nvsos.govl Respectfully, Number of Pages 1 Pages/l Copies ROSS MILLER Secretaiy of State Commercial Recordin•q Division 202 N. Carson Street Carson City, Nevada 89701 - 4069 Telephone (775) 684 - 5708 Fax (775) 684 - 7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140567809-82
	Filing Date and Time 08/06/2014 8:00 AM
	Entity Number E0405862014-1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: HealthLynked Corp.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: National Registered Agents, Inc. of NV
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address — City — Nevada — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 250,000,000 — Par value per share: $ .0001 — Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Dr. Michael Dent
Name
1726 Medical Blvd., Suite 101 — Naples — FL — 34110
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Avital Even-Shoshan — X Avital Even-Shoshan
Name — Incorporator Signature

61 Broadway, 32nd Floor — New York — NY — 10006
Address — City — State — Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X Patricia M. Rec — 8/5/2014
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

NV001N - 04/07/2014 Wolters Kluwer Online

ROSS MILLER Secretary of State STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Certified Copy September 3, 2014 SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings Commercial Recording Division 202 N. Carson Street Carson City, Nevada 89701 - 4069 Telephone (775) 684 - 5708 Fax (775) 684 - 7138 Job Number: Reference Number: Expedite: Through Date: C20140903 - 2266 00004384446 - 43 The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report . Number of Pages Description Document Number(s) 6 Pages/1 Copies Amended & Restated Articles 00004384603 - 58 Certified By: A Frieser Certificate Number: C20140903 - 2266 You may verify this certificate online at http://www.nvsos.gov/ Respectfully, ROSS MILLER Secretary of State

090501

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate to Accompany Restated Articles or Amended and Restated Articles
(PURSUANT TO NRS)

Filed in the office of	Document Number 00004384603-58
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 09/02/2014 12:15 PM
	Entity Number E0405862014-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

HealthLynked Corp.

2. The articles are: (mark only one box) ☐ **Restated** ☒ **Amended and Restated**

Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☒ Articles have been added.

☒ Articles have been deleted.

☒ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

The Articles have been amended and restated as set forth in the attached document which has been made a part hereof by this reference.

4. Effective date and time of filing: (optional) Date: ____ Time: ____
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Restated Articles
Revised: 8-31-11

090101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

HealthLynked Corp.

2. The articles have been amended as follows: (provide article numbers, if available)

Articles III, IV, V, VI and VII have been amended and restated as set forth in the attached document which has been made a part hereof by this reference.

3. The undersigned declare that they constitute **at least two-thirds** of the following:

(check only one box) [X] incorporators [ ] board of directors

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures: (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X Avital Even-Shoshan
Authorized Signature

X
Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-Before
Revised: 8-31-11

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF HEALTHLYNKED CORP., A Nevada corporation ARTICLE I •›‹ NAME The name of the corporation is HcaltiiLynked Corp. (the "Corporation"). ARTICLE II RESIDENT AGENT AND REGISTERED OFFICE The name of the Corporation's resident agent for service of process is National Registered Agents, Inc. of Nevada. CAPITAL STOCK 1. Authorized Capital Stock . The total number of shares of stock this Corporation is authorized to issue shall be two hundred and fifty million ( 250 , 000 , 000 ) shares, This stock shall be divided into two classes to be designated as "Common Stock" and "Preferred Stock . " 2. Common StO k . The total number of authorized shares of Common Stock shall be two hundred and thirty million ( 230 , 000 , 000 ) shares with par value of $ 0 . 0001 per share . 3. Preferred Stock The total number of authorized shares of Preferred Stock shall be twenty million ( 20 , 000 , 000 ) shares with pur value of $ 0 . 0001 per share . The board of directors shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following :

(a) Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the ctass or series will be without voting rights ; (b) The number of shares to constitute the cless or series and the designation thereof ; (c) The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series ; (d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or timas at which, and the terms and conditions upon which, such shares shall be redeemable and the manner ofTedemption ; (e) Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof, (f) The dividend rate, whether dividends are payable in cash, stock of the Corporation, Or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate ; (g) The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation ; (h) Whether or not the shares of any cla 9 S or series are convertible into, or exchartgeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions ; and (i) Such other rights arid provisions with respect lo any class or series as may to the board of directors seem advisable . The shares of each class or series of the PrefeiTed Stock may vary from the sharks Df any other class or series thereof in any respect . The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred

Stock not designated for any existing class or series of the Preferred Stock and the shales so subtracted shall become authorized, unissued and undesignated shares of the Preferred ARTICLE IV The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time sball there be less than one director . ARTICLE V The purpose of the Corporation is to engage in any lawfttl act or activity for which corporations may be organized under Nevada Revised Statutes ("NRS . DIRECTORS' AND OFFICERS' LIABILITY The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented . Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification . Every person who was or is a party to, or is threatened to be made a party to, or is involved irt any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, tnist or other enterprise, shall be llldemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably Incurred or suffered by him in connection therewith . Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person . The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the dirCGtor or officer to repay the amount if it is ultimately deiemfined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation . Such right of indemnification shall not be exclusive of any other riglJt whiCh such directors, officers or representatives may have or hereafter acquit . and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaws, agreement . vote of stockholders, provision of law, or otherwise, as well as their rights under this Anicle . Without limiting the application of the foregoing, the board of directors ma}' adopt bylaws frotn ñme to time with respect tc indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of iNevadn, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a dirmtof or officer of the Corporation, or is or was searing at the request of the Corporation as director or officer of another corporation, or as its representative in a partnemhlp, joint venture, trust or other enterprises against any liability asserted against such person end incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person, The indemnification provided in this Article shall continue as to a person who has c eas e 6 to be o director, officei, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person . Dated : September 2 , 2014 Mic el Dest, Chief Executive Officer

IJOctl141cI1l Ntllnber 20180055910 - 51 Filed th llic office of Barbara K. Cegavske Secretary of State 02/05/2018 9:05 AM E0405862014 - 1 BARBARA K. CEGAVSKE Secretary of State 202 North Carson Gtreet Carson City, Nevada 897O1•4201 (775} 684 - 5708 Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY • DO RIOT NIGf4LlGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations {Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) 1. Name of corporation: HealthLynkcd Coip. 2. The articles have been amended as followC: (provide article numbers, if available) 3.02 Common St‹ick. The total number of aulhorized shures of Common Stock shull be five hundred million (500,000,000) shares with par value of $fi.0001 pcr share. 3 . The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: j q g g 5 5 4 0 Time: 4. Effective date and time of filing: (optional) Date: 02/0512018 5. Signature: (required) (must nol be later than 90 days after the certificate is filed) ”If any proposed amendment would alter or change any prefaranca or any relative or other right given to any ciass or ssries of outstanding shares, then the amendment must be approved by (he vote, in addition to the affirmatlve vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the vofing power thereof . This form must be accompanied by appropriate fees. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. Nevada Secretary of Sle \ e Amend Pcolh - A0er Revised: 1 - 5 - 15

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2452

OFFICE OF THE
SECRETARY OF STATE

GABRIEL DI CHIARA
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

Business Entity - Filing Acknowledgement

09/02/2025

Work Order Item Number: W2025090201252-4692216
Filing Number: 20255148381
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 9/2/2025 11:14:00 AM
Filing Page(s): 3

Indexed Entity Information:

Entity ID: E0405862014-1 **Entity Name:** HEALTHLYNKED CORP.
Entity Status: Active **Expiration Date:** None

Commercial Registered Agent
NATIONAL REGISTERED AGENTS, INC.
701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1
Commercial Recording

2250 Las Vegas Blvd North, North Las Vegas, NV 89030 | 401 N. Carson Street, Carson City, NV 89701 | 1 State of Nevada Way, Las Vegas, NV 89119

! " # $% % & & '( ) " #

Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78 380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles ‹ URSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80 030) Date: 09/04/2025 Time: 12:01AM EST (must not be later than 90 days after the certificate is filed) 4. Effective Date and Time: (Optional) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) Article III as per Exhibit A attached hereto (attach additional page(s) if necessary) 5. Information Being Changed: (Domestic corporations only) x is/ Michael T. Dent Chief Executive Officer Signature of Officer or Authorized Signer Title Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. 6. Signature: (Required) Please include any required or optional information in space below: (attach additional page(s) if necessary) FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

EXHIBIT A CERTIFICATE OF AMENDMENT TO THE AiMENDED AND RESTATED ARTICLES OF INCORPORATION OF HEALTHLYNKED, CORP. The Amended and Restated Articles of Incorporation are hereby amended by adding the following as a new Section to the end of Article III, Capital Stock : “ 3 . 04 Reverse Stock Split . Upon the filing and effectiveness (the “Effective Time”) of the Certificate of Amendment to the Corporation's Amended and Restated Articles of Incorporation pursuant to Chapter 78 of the NRS (as defined in Article V), each one hundred (100) shares of Common Stock issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall, automatically and without action on the part of the respective holders thereof or the Corporation, be combined and converted into one (1) share of Common Stock, subject to trcatmcnt of fractional sharc interests as described below (the “Reverse Stock Split”) . No factional shares of Common Stock shall be issued in connection with the Reverse Stock Split ; rather, the fractional shares of Common Stock created as a result of the Reverse Stock Split shall be rounded up to the next whole number such that in lieu of fractional shares, each stockholder who would have otherwise been entitled to receive a fractional share of Common Stock shall instead receive a whole share of Common Stock as a result of the Reverse Stock Split . ” 323119122.1

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

HEALTHLYNKED CORP.

Nevada Business Identification # NV20141504786
Expiration Date: 08/31/2026

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 09/02/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202509026049495
You may verify this certificate
online at https://www.nvsilverflume.gov/home